UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 12, 2009

Mach One Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-146744

Nevada	88-0338837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

974 Silver Beach Road Belgium, WI 53004
(Address of Principal Executive Offices, Including Zip Code)

888-400-7179
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Principal Officer and a Board Member

On August 12, 2009, Dennis Severson advised the Registrant of his resignation as a Director from the Registrant’s Board of Directors.  The Board of Directors accepted Mr. Severson’s resignation and thanked him for his past services to the Registrant. .Mr. Severson’s decision to resign did not arise or result from any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Severson had been a director of the Registrant since June, 2008.

On August 31, 2009, Monte B. Tobin, by unanimous vote of the Directors to engage a new CEO, advised the Registrant of his resignation from the positions of President, Chief Executive Officer and Secretary of the Registrant. Mr. Tobin remains Chairman of the Board of Directors. Mr. Tobin’s decision to resign did not arise or result from any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Tobin had been the President, Chief Executive Officer and Secretary of the Registrant since its organization in August, 2004.

Appointment of Principal Officers

On September 1, 2009, the Board of Directors of the Registrant appointed Tad M. Ballantyne to serve as the Acting Chief Executive Officer of the Registrant pending the final negotiations with the person to assume the position of Chief Executive Officer. Mr. Ballantyne has been a director of the Registrant since January, 2009 and his full resume is set forth in the Registrant’s Form 10-K for its year ended December 31, 2008 and filed with the SEC on April 15, 2009, which is incorporated herein by reference.

On September 1, 2009, the Board of Directors appointed Steve Grubner to serve as Acting President of the Registrant pending the final negotiations with the new CEO and Chief Operating Officer of the Registrant.  Mr. Grubner’s résumé is as follows:

Steve Grubner is a rare senior manager who can excel across a broad spectrum of functional business areas. Prior to his position with Mach One Corporation, Mr. Grubner was CFO for GeneThera, a publicly traded biotech company. During his tenure with GeneThera, Mr. Grubner was responsible for all SEC financial reporting, provided executive management, and executed public and private capital campaigns.

Mr. Grubner has also had a substantial career in the technology business where he held numerous senior management positions in sales, finance and operations negotiating corporate transactions and alliances with multi-national companies that are household names. Mr. Grubner holds a J.D. from John Marshall Law School and a B.A. in economics from the University of Michigan.

On September 1, 2009, the Board of Directors of the Registrant appointed Patrick G. Sheridan to serve as Secretary of the Registrant.  Mr. Sheridan has been the Chief Financial Officer of the Registrant since March, 2009, and his full resume is set forth in the Registrant’s Form 8-K which was filed with the SEC on March 13, 2009, and which is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01   Regulation FD Disclosure.

A press release regarding the appointment of Mr. Ballantyne as Acting Chief Executive Officer and Mr. Grubner as Interim President and Chief Operating Officer was published on November 6, 2009, and is attached to this Form 8-K as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated November 5, 2009.

Signature(s)

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Mach One Corporation

Date: November 6, 2009	By:	Tad M. Ballantyne Interim CEO

Exhibit 99.1

Mach One Announces Appointment of Interim Chief Executive Officer and Chief Operating Officer

BELGIUM, Wis., November 6,  2009 /PRNewswire-FirstCall via COMTEX/ — Mach One Corporation (OTCBB: MNCN), announced today that its Board of Directors has appointed Tad M. Ballantyne to serve as the Company’s Interim Chief Executive Officer and Steve Grubner to serve as the Company’s Interim President and Chief Operating Officer effective September 1, 2009.

About Mach One Corporation:

Mach One Corporation ( www.machonecorp.com ) is a global wellness company that provides biotechnology based solutions to help address one of the world’s most pressing and costly needs — positive, long-term health and longevity benefits for humans and disease-threatened animals of commercial operations. While animal wellness, organic and sustainable products are our initial primary focus, we intend in the near future to add Nutraceuticals to our growing list of operating groups. As an ongoing objective we intend to be agile and swift in spotting business opportunities and respective businesses to expand our vision for positive contribution to global wellness.

Cautionary Statement: This news release may include certain “Forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. This notice expressly qualifies all forward-looking statements in this release.

SOURCE Mach One Corporation

URL: http://www.machonecorp.com